Exhibit 10.1

Avnet, Inc.
Deferred Compensation Plan
for Outside Directors

Amended and Restated as of January 1, 2004

1.	Purpose

     The purpose of the Plan is to provide Eligible Directors of Avnet, Inc. with an opportunity to defer payment of certain portions of their compensation, at their election, in accordance with the provisions hereof.

2.	Definitions

     As used herein, the following terms shall have the following meanings:

     “Account” shall mean the Account established for a Participant pursuant to Section 4.

     “Average Market Value” shall mean, with respect to one share of Common Stock on any date, the average of the mean between the daily per-share high and low sale prices for shares of Common Stock on the New York Stock Exchange (“NYSE”) for the period of five trading days ending on such date, or for the period of five trading days immediately preceding such date if the NYSE is closed on such date.

     “Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 9 to receive any amount, or any shares of Common Stock, payable under the Plan by reason of his or her death.

     “Board of Directors” shall mean the Board of Directors of the Corporation.

     “Committee” shall mean the persons appointed by the Board of Directors to administer the Plan in accordance with Section 12.

     “Common Stock” shall mean the shares of common stock of the Corporation.

     “Compensation” shall mean, with respect to any Eligible Director for any Plan Year beginning on or after January 1, 2004, all fees payable to such Director during such Plan Year by way of retainer for service as a member of the Board of Directors or any committees thereof, including any such fees otherwise payable in the form of Common Stock (including restricted stock), but shall not include meeting fees (regardless of the form of payment).

     “Corporation” shall mean Avnet, Inc.

     “Eligible Director” shall mean any individual who is a member of the Board of Directors and who is not an employee of the Corporation or any of its subsidiaries.

     “Participant” shall mean any Eligible Director who has made an election under Section 3 to defer any portion of his or her Compensation for any Plan Year.

     “Phantom Share Unit” or “PSU” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

     “Plan” shall mean the Avnet, Inc. Deferred Compensation Plan for Outside Directors, as set forth herein and as amended from time to time.

     “Plan Year” shall mean the calendar year.

3.	Deferral Elections

     With respect to each Plan Year beginning on or after January 1, 1997, an Eligible Director may elect to have payment of any part or all of his or her Compensation for such year deferred, and to have payment of such portion made under the terms of this Plan. Any such election shall be made in accordance with the following rules:

     (a)A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

     (b)In the election form, the Eligible Director (i) shall specify, by percentage (which must be an even multiple of 10%), the portion of his or her Compensation the Eligible Director wishes to defer hereunder (amounts so deferred are hereinafter referred to as the Eligible Director’s (“Deferred Amounts”), and (ii) shall specify, by percentage (which must be an even multiple of 10%), the portions of the Eligible Director’s Deferred Amounts that he or she wishes to have allocated, respectively, to the PSU Portion and to the Cash Portion of the Account established for the Eligible Director pursuant to Section 4.

     (c)An Eligible Director’s election to defer Compensation for any Plan Year shall be filed with the Committee no later than November 30 of the preceding Plan Year.

     (d)Notwithstanding the provisions of paragraph (c) above, a newly-elected Eligible Director may make a deferral election hereunder with respect to his or her Compensation for the Plan Year in which he or she is first elected to serve as a member of the Board of Directors by filing his or her election form with the Committee no later than 30 days after the date on which he or she was elected to serve as a member of the Board of Directors. Any deferral election so made shall be effective only with respect to Compensation earned for services performed after the date on which such election has been filed with the Committee.

     (e)Any deferral election made by an Eligible Director with respect to his or her Compensation for a Plan Year, and any election made hereunder as to the allocation of the Deferred Amounts for such year to the PSU Portion and the Cash Portion of his or her Account, shall be irrevocable.

     (f)Notwithstanding any other provision of the Plan to the contrary, any Compensation otherwise payable in the form of Common Stock (including restricted stock) and deferred hereunder as Deferred Amounts shall be allocated solely to the PSU Portion of the Eligible Director’s Account, and shall not be eligible for the Cash Portion of such Eligible Director’s Account.

4.	Accounts

     For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect the Participant’s interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:

     (a)The Account established for each Participant shall consist of two sub-accounts referred to herein, respectively, as the “PSU Portion” and the “Cash Portion”.

     (b)The PSU Portion and the Cash Portion of each Participant’s Account shall be credited with amounts equal to the portions of the Participant’s Deferred Amounts for each Plan Year that the Participant has elected under Section 3 hereof to have allocated to such Portions. Such amounts shall be so credited as of the date on which the amounts in question would have been paid to the Participant had the Participant not elected to have payment of such amounts deferred.

     (c)The PSU Portion and the Cash Portion of a Participant’s Account shall be adjusted from time to time to reflect all additional PSUs and interest to be credited to such Portions pursuant to Section 6, and all payments made with respect to such Portions pursuant to Section 8.

     (d)A Participant’s interest in his or her Account shall be fully vested and nonforfeitable at all times.

5.	Conversion to PSUs

     Amounts credited to the PSU Portion of a Participant’s Account pursuant to paragraph (c) of Section 4 shall be converted into (and after such conversion shall be reflected in such Portion as) a number of Phantom Share Units. Such number shall be determined by dividing the amount so credited by the Average Market Value of one share of Common Stock on the date as of which the amount is so credited.

6.	Crediting of Earnings

     Until payment with respect to a Participant’s Account has been made in full in accordance with Section 8, the PSU Portion of a Participant’s Account shall be credited with additional PSUs and the Cash Portion of the Participant’s Account shall be credited with interest, in accordance with the following provisions:

     (a)As of each date on which the Corporation pays a dividend on its Common Stock (“Dividend Payment Date”), the PSU Portion of each Participant’s Account shall be credited with additional PSUs, the number of which shall be determined by first (i) multiplying the number of PSUs standing to the Participant’s credit on the record date for such dividend by the per-share amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one share of Common Stock on the Dividend Payment Date.

     (b)As of the last day of each calendar month, the balance of the Cash Portion of a Participant’s Account shall be credited with an amount determined by multiplying such balance by a percentage corresponding to the rate of interest on U.S. Treasury 10-year Notes on the first day of such calendar month.

7.	Adjustment of PSUs

     In the event of any change in the Common Stock occurring by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by Phantom Share Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 7 and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

8.	Payment of Account Balances

     Payment with respect to a Participant’s Account shall be made in accordance with the following provisions:

     (a)The balances of the PSU Portion and the Cash Portion of a Participant’s Account shall become payable upon the Participant’s ceasing to be a member of the Board of Directors for any reason. Except as otherwise provided in paragraph (b) below, payment with respect to a Participant’s Account shall be made in the form of a series of 10 annual installments.

     (b) In lieu of the payment form specified in paragraph (a) above, a Participant may elect to have the balances of the PSU Portion and the Cash Portion of his or her Account paid in the form of a single lump-sum payment, or in such number of annual installments, not to exceed 10, as the Participant specifies in such election. Any such election shall be made in writing, on a form that has been furnished by the Committee to the Participant for such purpose and that is filed by the Participant with the Committee. Any such election shall be effective only if it has been filed with the Committee at least 24 months prior to the date on which the Participant ceases to be a member of the Board of Directors. A Participant may revoke any election so made, and make a new election hereunder, provided that such revocation or new election is filed with the Committee at least 24 months prior to the date on which the Participant ceases to be a member of the Board of Directors. Any such revocation or new election shall be made in writing, on a form furnished by the Committee to the Participant for such purpose.

     (c)If payment with respect to a Participant’s Account is to be made in the form of annual installments, the first such installment payment shall be made on or as soon as practicable after the first day of the Plan Year following the Plan Year in which the Participant ceases to be a member of the Board of Directors, and the remaining installment payments shall be made on or as soon as practicable after the first day of each succeeding Plan Year.

     (d)Each installment payment to be made with respect to the Cash Portion of a Participant’s Account shall be made in cash, in an amount determined by dividing (i) the balance of the Cash Portion determined as of the last day of the Plan Year preceding the year in which such payment is to be made, by (ii) the number of installment payments remaining to be made.

     (e)Each installment payment to be made with respect to the PSU Portion of a Participant’s Account shall be made partly in shares of Common Stock and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole PSUs included in the quotient resulting from dividing (i) the total number of PSUs included in the balance of the PSU Portion of the Participant’s Account as of the last day of the Plan Year preceding the year in which such payment is to be made, by (ii) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (iii) the fractional part of a PSU included in the aforementioned quotient by (iv) the Average Market Value of one share of Common Stock on the last business day preceding the date on which such installment payment is to be made.

     (f) If payment with respect to a Participant’s Account is to be made in the form of a single lump sum payment, such payment shall be made on or as soon as practicable after the first day of the Plan Year following the Plan Year in which the Participant ceases to be a member of the Board of Directors. Such payment shall be made (i) in cash, with respect to the balance of the Cash Portion of the Participant’s Account and with respect to any fractional PSUs included in the balance of the PSU Portion of the Participant’s Account (with the cash amount payable for such fractional PSUs calculated on the basis of the Average Market Value of a share of Common Stock on the last business day preceding the date of payment), and (ii) in shares of Common Stock, with respect to the number of whole PSUs included in the balance of the PSU Portion of the Participant’s Account.

     (g)If a Participant should die before receiving all payments required to be made hereunder with respect to his or her Account, any payments remaining to be made at the date of the Participant’s death shall be made to the Participant’s Beneficiary. Payments to the Beneficiary shall be made in the same form, and at the same times, as the payments would have been made to the Participant had he or she not died.

     (h)Notwithstanding any other provision in this Section 8 to the contrary, payment with respect to any part or all of the Participant’s Account balances may be made to the Participant on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 8 if (i) the Participant requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an “unforeseeable emergency” within the meaning of Section 1.457-2(h)(4) (or any successor provision) of the federal income tax regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

     (i) Notwithstanding any other provision in this Section 8 to the contrary, the entire unpaid balance of a Participant’s Account shall become immediately due and payable upon the occurrence of a Change in Control, as hereinafter defined. Payment with respect to such balance shall be made in the form of a single lump-sum payment. Payment shall be made as soon as practicable after the occurrence of such Change in Control. Payment shall be made (A) in cash, with respect to the balance of the Cash Portion of the Participant’s Account and with respect to any fractional PSUs included in the balance of the PSU Portion of the Participant’s Account (with the cash amount payable for such fractional PSUs calculated on the basis of the Average Market Value of a share of Common Stock on the last business day preceding the date of payment), and (B) in shares of Common Stock, with respect to the number of whole PSUs included in the balance of the PSU Portion of the Participant’s Account.

     For purposes of the foregoing, a “Change in Control” shall be deemed to have occurred (x) when any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Corporation or any of its subsidiaries, or any savings, pension or other plan for the benefit of employees of the Corporation or any of its subsidiaries), which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of the then outstanding Common Stock either (1) acquires shares of Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding Common Stock, or (2) acquires by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of the Corporation or any of its subsidiaries, or for any other matter or question more than 20% of the then outstanding voting securities of the Corporation (except where such acquisition is made by a person or persons appointed by at least a majority of the Board of Directors to act as proxy for any purpose); or (y) upon the election or appointment, within a twelve-month period, of persons to the Board of Directors who were not directors of the Corporation at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly-elected or appointed directors constitute 20% or more of the members of the Board of Directors.

     (j)There shall be deducted from the amount of any payment otherwise required to be made under the Plan all federal, state and local taxes required by law to be withheld with respect to such payment.

9.	Designation and Change of Beneficiary

     Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock, payable under the Plan by reason of his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously-designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 9, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant’s death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

10.	Payments to Persons Other Than Participants

     If the Committee shall find that any Participant or Beneficiary to whom any amount, or any shares of Common Stock, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such shares, may be paid to such Participant’s or Beneficiary’s spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant or Beneficiary, unless a prior claim therefor has been made by a duly-appointed legal representative of the Participant or Beneficiary.

     Any payment made under this Section 10 shall be a complete discharge of the liability of the Corporation with respect to such payment.

11.	Rights of Participants

     A Participant’s rights and interests under the Plan shall be subject to the following provisions:

     (a)A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

     (b)The Corporation may, but shall not be required to, establish a trust to assist it in funding any of its payment obligations under the Plan. If any such trust is established, all of the assets of the trust shall, at all times prior to payment to Participants, remain subject to the claims of the Corporation’s creditors; and no Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the trust. Any trust so established shall also contain such other terms and provisions as will permit the trust to be treated as a “grantor trust”, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (or any successor provisions). If any such trust is established, the Corporation shall be relieved of its obligation hereunder to pay any amounts or shares of Common Stock to any Participant or Beneficiary, to the extent that such amounts or shares are paid to the Participant or Beneficiary from such trust.

     (c)A Participant’s rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

12.	Administration

     The Plan shall be administered by the Corporate Governance Committee of the Board of Directors (the “Committee”) or its designees.

     All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

     No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, or director of the Corporation or any of its subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

13.	Amendment or Termination

     The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment of the Plan shall deprive any Participant of any rights to receive payment of any amounts or shares of Common Stock due him or her under the terms of the Plan as in effect prior to such amendment without his or her written consent.

     Any amendment that the Board of Directors would be permitted to make pursuant to the preceding paragraph may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of governing authorities, provided that the cost of the Plan to the Corporation is not materially increased by such amendment.

14.	Successor Corporation

     The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.	Effective Date

     The Plan shall be effective October 1, 1996, subject, however, to approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at the first meeting of the Corporation’s shareholders to be held after such date.

16.	Governing Law

     The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.